UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 10, 2023

Sun Pacific Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-51935	90-1119774
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

345 Highway 9 South, Suite 388, Manalapan, New Jersey 07726

(Address of principal executive offices)

Registrant’s telephone number, including area code	732-845-0906

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Section 8 – Securities and Trading Markets

Item 3.03 Material Modification to the Rights of Security Holders.

SNPW Wholly Owned Subsidiary Elba Power Corp Executes $2.95 Million Property Purchase Contract in Elba, AL for Solar Manufacturing Plant

MANALAPAN, N.J., April 10, 2023 Sun Pacific Holding Corp. (Other OTC: SNPW) announces that its wholly owned subsidiary, Elba Power Corp (“EPC”) has executed its contract to purchase the property in Elba AL for its Solar Manufacturing Property for the sum of $2,950,000. Sun Pacific has also obtained an inducement resolution from the state as well as 100% tax abatement on property sales and use tax.

Nicholas Campanella, CEO of Sun Pacific Holding Corp, stated, “We are happy with our progress and work that we are doing with Elba Alabama and finding a property that will allow us to expand and grow our vision to build a 1.2GW solar products manufacturing and clean power generation plant.”

“We have been working diligently in obtaining our insurance wrap to protect our investment in the project as well as receiving state approvals and executed agreements to proceed with acquiring the 200k Sq. Ft. property.”

Mr. Campanella further added, “The state has approved an inducement resolution for $50 million dollars and a 100% tax abatement on sales and use tax which will save us millions of dollars for our equipment and development. Our insurance wrap allows us to offset the risk for our key funders.”

About Sun Pacific Holding Corp.

Sun Pacific Holding Corp. (Other OTC: SNPW) uses management’s knowledge and experience to serve its customers and now its shareholders through quality service and equipment, working to keep customers satisfied, and by doing our part in protecting the environment with smart green technology. For more information, visit www.sunpacificholding.com.

Safe Harbor and Forward-Looking Statements

This news release contains statements that involve expectations, plans or intentions (such as those relating to future expansion or financial results) and other factors discussed from time to time in the Company’s OTC Markets filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

IR Contact

Sun Pacific Holding Corp

345 Highway 9 South Suite 388

Manalapan, NJ 07726

Phone: +1 (888) 845-0242

Email: ir@sunpacificholding.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Pacific Holding Corp.
(Registrant)

Date:	April 10, 2023
		By:	/s/ Nicholas Campanella
		Name:	Nicholas Campanella
		Title:	Director